FORBEARANCE AGREEMENT

          This Forbearance Agreement is made as of September 1997, by and between Seragen, LLC, a Massachusetts limited liability company ("BU"), Leon
C. Hirsch, an individual residing in Norwalk, Connecticut ("Hirsch"), Turi Josefsen, an individual residing in Norwalk, Connecticut ("Josefsen"), and Gerald S.J. Cassidy and Loretta P. Cassidy, individuals residing in Great Falls, Virginia (together, the "Cassidys"; collectively with BU, Hirsch and Josefsen, the "Holders"), Seragen, Inc., a Delaware corporation ("Seragen"), and Seragen Technology, Inc., a Delaware corporation ("STI").

          WHEREAS, BU is the owner, beneficially and of record, of 11,800 shares (the "BU STI Shares") of STI's Class B Common Stock, par value $.01 per share (the "Class B Common");

          WHEREAS, Hirsch is the owner, beneficially and of record, of 7,000 shares (the "Hirsch STI Shares") of the Class B Common;

          WHEREAS, Josefsen is the owner, beneficially and of record, of 3,000 shares (the "Josefsen STI Shares") of the Class B Common;

          WHEREAS, the Cassidys are the joint owners, beneficially and of record, of 2,000 shares (the "Cassidy STI Shares"; collectively with the BU STI Shares, the Hirsch STI Shares and the Josefsen STI Shares, the "Outstanding STI Shares") of the Class B Common;

          WHEREAS, STI has executed a Collateral Assignment of Patents, dated July 1, 1996 (the "Collateral Assignment"), in favor of the Holders to secure certain dividend obligations of STI with respect to the Outstanding STI Shares and has delivered the Collateral Assignment to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., as escrow agent (the "Escrow Agent"), pursuant to an Escrow Agreement, dated July 1, 1996 (the "Escrow Agreement"), among STI, the Holders and the Escrow Agent;

          WHEREAS, the Escrow Agreement provides, in Section 3 thereof, that the Collateral Assignment is to be delivered by the Escrow Agent to the agent for the Holders upon the delivery by the agent for the Holders to the Escrow Agent, with a copy to STI, of a written notice (a "Default Notice") stating that a dividend payment on the Outstanding STI Shares is in arrears and is due and payable and the expiration of 60 days following the Escrow Agent's receipt of such notice without payment of the arrearage;

          WHEREAS, STI has failed to pay Class B Common dividends due on January 1, 1997, April 1, 1997, and July 1, 1997, and has informed the Holders that it does not anticipate paying Class B Common dividends due on October 1, 1997, and January 1, 1998;

          WHEREAS, the Holders, by virtue of STI's failure to pay dividends in respect of the Outstanding STI Shares as aforesaid, currently have the right under Section 3 of the Escrow Agreement to cause their agent to deliver a Default Notice;

          WHEREAS, the Holders believe it to be in their interest that Seragen effect, at the earliest possible time, the issuance of additional shares of capital stock, authorized or to be authorized, in one or more public or private offerings (each such offering, or a related series of such offerings, a "New Offering");

          WHEREAS, Seragen has been informed by its financial advisers that successful completion of a New Offering requires that the Holders agree to forbear until March 1, 1998, from causing their agent to deliver a Default Notice or otherwise exercising their rights under Section 3 of the Escrow Agreement;

          WHEREAS, Seragen is therefore unable and unwilling to incur the substantial costs associated with preparation for a New Offering in the absence of an agreement by the Holders to so forbear from exercising their rights under Section 3 of the Escrow Agreement;

          WHEREAS, in order to induce Seragen to proceed with preparation for a New Offering, the Holders are willing to agree to agree to forbear from exercising their rights under Section 3 of the Escrow Agreement upon the terms and conditions set forth herein; and

          WHEREAS, in consideration of the agreement of the Holders to so forbear from exercising their rights under Section 3 of the Escrow Agreement, Seragen is willing to agree, upon the terms and conditions set forth herein, to proceed with preparations for a New Offering;

          NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

          1.     Forbearance

          The Holders hereby agree to forbear until March 1, 1998 from causing or permitting their agent to deliver a Default Notice or otherwise exercising such rights as they may have pursuant to Section 3 of the Escrow Agreement to require delivery of the Collateral Assignment to them or their agent.

          2.     Seragen to Prepare for New Offering.

          Seragen shall, from and after the date hereof, proceed in good faith to prepare for and effect a New Offering that will yield net cash proceeds to Seragen of at least $15,000,000. Notwithstanding the foregoing, Seragen may cease further efforts to prepare for and effect a New Offering at such time as Seragen's management determines in good faith that it will not be possible for Seragen to effect the contemplated New Offering on commercially reasonable terms.

          3.      Representations and Warranties of Seragen and STI.

          Seragen and STI hereby represent and warrant to the Holders as follows:

          (a) Organization and Standing. Each of Seragen and STI is a corporation, duly organized, validly existing and in good standing, under the laws of the State of Delaware and has the corporate power and authority to enter into, deliver and perform its obligations and undertakings under this Agreement.

          (b) Validity. The execution, delivery and performance by each of Seragen and STI of this Agreement have been duly authorized and approved by all necessary corporate action. This Agreement has been duly executed and delivered and constitutes the valid and binding obligation of Seragen and STI, enforceable against each of them in accordance with its terms, subject to laws of general application affecting creditors' rights and the exercise of judicial discretion in accordance with general equitable principles.

          (c) No Conflicts. The execution, delivery and performance of this Agreement by Seragen and STI will not (i) conflict with, or result in a breach of any of the terms of, or constitute a default under, the certificate of incorporation or by-laws of either Seragen or STI, (ii) to the knowledge of Seragen or STI, conflict with or result in a material breach of any of the terms of, or constitute a material default under, any agreement, instrument, covenant or other restriction to which Seragen or STI is a party or by which Seragen or STI or any of their properties or assets are bound, or (iii) conflict with any law, rule, regulation, order or decree or any rule of the Nasdaq National Market applicable to Seragen and STI or by which Seragen and STI are bound; except, in each instance, for such conflicts, breaches or default as would not, individually or in the aggregate, materially and adversely affect the financial condition, business or assets of Seragen and STI, taken together, or the ability of Seragen and STI to consummate the transactions contemplated hereby.

          (d) Governmental Consent. No consent, permit, approval or authorization of any governmental authority is required under existing laws, rules and regulations in connection with the execution and delivery of this Agreement by Seragen or STI.

          4.     Representations and Warranties of the Holders

          Each Holder hereby represents and warrants to Seragen and STI as follows:

          (a) Authority of Holder; Validity. The Holder has all requisite power and authority to enter into this Agreement and perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Holder have been duly authorized and approved by all necessary corporate or other action. This Agreement has been duly executed and delivered and constitutes a valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, subject to laws of general application affecting creditors' rights and the exercise of judicial discretion in accordance with general equitable principles.

          (b) No Conflicts. The execution, delivery and performance of this Agreement by the Holder will not (i) conflict with, or result in a breach of any of the terms of, or constitute a default under, the organic documents of the Holder, if any, (ii) to the knowledge of the Holder, conflict with or result in a material breach of any of the terms of, or constitute a material default under, any agreement, instrument, covenant or other restriction to which the Holder is a party or by which the Holder or any of its properties or assets are bound, or (iii) conflict with any law, rule, regulation, order or decree applicable to the Holder or by which the Holder is bound; except, in each instance, for such conflicts, breaches or default as would not, individually or in the aggregate, materially and adversely affect the financial condition, business or assets of the Holder or the ability of the Holder to consummate the transactions contemplated hereby.

          (c) Governmental Consent. No consent, approval or authorization of any governmental authority is required under existing laws, rules and regulations in connection with the execution and delivery of this Agreement by the Holder.

          5.     Miscellaneous.

         (a) Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand,
(ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered mail, return receipt requested, postage prepaid.

     If to the
     Investors:          at the addresses set forth on
                         Schedule 1 hereto

     If to Seragen:      Seragen, Inc.
                         97 South Street
                         Hopkinton, Massachusetts 01748
                         Attn:  Chief Executive Officer
                         Fax:  (508) 435-9805

     With a copy to:     Covington & Burling
                         1201 Pennsylvania Avenue, N.W.
                         P.O. Box 7566
                         Washington, D.C.  20044
                         Attn:  Edward Britton
                         Fax:  (202) 662-6291

All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise,
(iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered mail, on the fifth business day following the day such mailing is made.

          (b) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

          (c) Amendments. The terms and provisions of the Agreement may be modified, amended or waived, or consent for the departure therefrom granted, only by written consent of all of the parties hereto. No such waiver or consent shall be deemed to be, or shall constitute, a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

          (d) Assignment. The rights and obligations under this Agreement may not be assigned by any party hereto without the prior written consent of the other party.

          (e) Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

          (f) Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.

          (g) Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

          (h) Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of, any of the terms or provisions hereof.

          (i) No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

          (j) Specific Performance. Seragen and STI, on the one hand, and each Holder, on the other hand, acknowledge that it would be impossible to determine the amount of damages that would result from any breach by the other party of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any such provisions would likely be inadequate and, accordingly, agree that Seragen and STI, on the one hand, and each Holder, on the other hand, shall, in addition to any other rights or remedies which it may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain the other party from violating any of, such provisions. In connection with any action or proceeding for injunctive relief, Seragen and STI, on the one hand, and each Holder, on the other hand, hereby waive the claim or defense that a remedy at law alone is adequate and agree, to the extent permitted by law, to have each provision of this Agreement specifically enforced against it.

          (m) Counterparts; Facsimiles. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.


          In WITNESS WHEREOF, each of the undersigned has executed this Agreement to be effective as of the date first set forth above.

                         HOLDERS:

                         SERAGEN LLC


                         By:  /s/ Kenneth G. Condon
                              _____________________________
                              Name:
                              Title

                              /s/ Leon C. Hirsch
                              __________________________________
                              Leon C. Hirsch

                              /s/ Turi Josefsen
                              __________________________________
                              Turi Josefsen

                             /s/ Gerald S.J. Cassidy
                             __________________________________
                             Gerald S.J. Cassidy

                             /s/ Loretta P. Cassidy
                             __________________________________
                             Loretta P. Cassidy



                         SERAGEN:

                         SERAGEN, INC.



                         By:  /s/ Reed R. Prior
                              ____________________________
                              Reed R. Prior
                              Chairman, Chief Executive
                              Officer and Treasurer

                         STI:

                         SERAGEN TECHNOLOGY, INC.


                         By:  /s/ Reed R. Prior
                              ___________________________
                              Reed R. Prior
                              Chairman, Chief Executive
                              Officer and Treasurer

     LIST OF EXHIBITS AND SCHEDULES


Schedule 1                    List of Holders and Addresses


    SCHEDULE 1

     List of Holders and Addresses


               Name, Address and Fax Number of Investor

               Seragen LLC
               147 Bay State Road
               Boston, MA  02115
               Attn:     Kenneth G. Condon
               Vice President for Financial
               Affairs and Treasurer
               Fax:  (617) 353-5492

               Leon C. Hirsch
               150 Glover Avenue
               Norwalk, CT  06855
               Fax:  (203) 846-5988

               Turi Josefsen
               150 Glover Avenue
               Norwalk, CT  06856
               Fax:  (203) 846-5988

               Gerald S.J. Cassidy and
               Loretta P. Cassidy
               c/o Cassidy and Associates, Inc.
               700 12th Street, N.W., Suite 400
               Washington, D.C.  20005
               Fax:  (202) 347-2708